Exhibit 99.1


                         NATIONAL HOME HEALTH CARE CORP.
                       ANNOUNCES EARNINGS FOR THE QUARTER
                       AND FISCAL YEAR ENDED JULY 31, 2003


         Scarsdale, New York, October 17, 2003, National Home Health Care Corp. (NASDAQ: NHHC), a provider of home health care and staffing services in the Northeast, today reported results for the quarter and fiscal year ended July 31, 2003.

Revenue for the quarter ended July 31, 2003 was $24,533,000, an increase of 18% over $20,812,000 for the quarter ended July 31, 2002. Net income for the quarter ended July 31, 2003 was $1,341,000, an increase of 25% over $1,075,000 for the quarter ended July 31, 2002. Net income per diluted share was $.24 for the quarter ended July 31, 2003 as compared to $.19 for the quarter ended July 31, 2002.

Revenue for the fiscal year ended July 31, 2003 was $97,235,000, an increase of 18% over $82,172,000 for the fiscal year ended July 31, 2002. Net income for the fiscal year ended July 31, 2003 was $5,783,000, an increase of 10% over $5,271,000 for the fiscal year ended July 31, 2002. Net income per diluted share was $1.01 for the fiscal year ended July 31, 2003 as compared with $.91 for the fiscal year ended July 31, 2002.

"We are very pleased with our fiscal 2003 results," said Steven Fialkow, President and Chief Executive Officer of National Home Health Care Corp. "These results reflect the expansion of the Company's operations in the Northeast and the successful integration of the Company's acquisitions over the past three years."

Certain matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including but not limited to risks and uncertainties relating to whether the Company can identify, consummate and integrate on favorable terms acquisitions or market penetrations, market acceptance, further changes in reimbursement rates and demand for the Company's services; changing regulatory environment; changing economic conditions, whether the Company can attract and retain qualified personnel, ability to manage the Company's growth and other risks detailed in the Company's filings with the Securities and Exchange Commission.


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
STATEMENT OF OPERATIONS DATA:

                                                          Quarter Ended July 31,                     Fiscal Year Ended July 31,
                                                          2003               2002                      2003               2002
                                                    ----------------   ----------------          ----------------   ----------------

Revenues                                               $24,533,000        $20,812,000               $97,235,000        $82,172,000

Operating expenses                                      22,403,000         19,137,000                87,694,000         73,792,000

Income from operations                                   2,130,000          1,675,000                 9,541,000          8,380,000

Other income:
   Interest income                                          22,000             57,000                   143,000            227,000

Income before taxes                                      2,152,000          1,732,000                 9,684,000          8,607,000

Provision for income taxes                                 811,000            657,000                 3,901,000          3,336,000

Net income                                               1,341,000          1,075,000                 5,783,000          5,271,000

Earnings per share - diluted                                 $0.24              $0.19                     $1.01              $0.91

Weighted average shares - diluted                        5,650,411          5,793,246                 5,738,267          5,791,911



BALANCE SHEET DATA:
                                                                 July 31,
                                                          2003               2002
                                                    ----------------   ----------------

Cash and cash equivalents                              $14,252,000        $15,341,000

Total current assets                                    34,158,000         33,065,000

Total assets                                            48,473,000         43,512,000

Total current liabilities                                4,607,000          4,833,000

Non-current liabilities                                     - - -              - - -

Stockholders' equity                                    43,866,000         38,679,000


CONTACT: Steven Fialkow, President and Chief Executive Officer, or Robert P. Heller, Chief Financial Officer (914) 722-9000.